Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	KCHiggins
Jennifer Martin	303-397-8325
303-397-8592
303-397-8634
TeleTech Reports Second Quarter Results
Record Second Quarter Revenue Grows 15 Percent to $330 Million; Offshore BPO Revenue Grows 44%
ROIC Doubles to 28 Percent
Significant Sales Conversions Lead to Continued Capacity Expansion
Englewood, Colo., August 6, 2007 – TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (BPO) solutions, today announced financial results for the second quarter 2007. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2007.
TeleTech reported record second quarter 2007 revenue of $329.8 million, a 14.8 percent increase over the year-ago quarter. Revenue in TeleTech’s BPO business grew 16.7 percent over the year-ago quarter to $324.1 million and represented 98 percent of consolidated second quarter revenue.
Revenue from services performed for clients in offshore locations grew approximately 44 percent to $132 million in the second quarter 2007 and represented 40 percent of total revenue. TeleTech currently provides offshore services from eight countries including Argentina, Brazil, Canada, Costa Rica, India, Malaysia, Mexico and the Philippines and is in the process of launching operations in South Africa. TeleTech believes it has the largest and most geographically diverse offshore footprint of any global BPO provider.
As part of TeleTech’s review of strategic alternatives for its database marketing and consulting segment, the company believes it is “more likely than not” that it will divest this business. As a result of reviewing the strategic alternatives for this segment and in light of its current operating performance, TeleTech recognized asset impairment and restructuring charges primarily related to this segment of $13.8 million, or approximately 11 cents per diluted share, during the second quarter.
Income from operations in the second quarter 2007 increased 22 percent to $15.4 million from $12.7 million in the year-ago quarter. Excluding asset impairment and restructuring charges, income from operations increased 122 percent to $29.2 million, or 8.9 percent of revenue. Equity compensation expense included in income from operations for the current quarter was $3.2 million and lowered operating margin by approximately 100 basis points.
GAAP earnings per share in the second quarter 2007 was 13 cents, compared to 17 cents in the year-ago quarter. Excluding the $13.8 million asset impairment and restructuring charge in the current quarter as well as a $5.2 million, or an approximate 6 cent per share, tax benefit in the year-ago quarter, non-GAAP earnings per share increased 118 percent to 24 cents in the current quarter from 11 cents in the year-ago quarter.
Return on invested capital, defined as earnings before asset impairment charges, interest and taxes (EBIT) divided by average shareholders’ equity, was 28 percent at June 30, 2007, double the 14 percent at the end of the year ago quarter.
EXECUTIVE COMMENTARY
“As a result of significant contract awards from new and expanded business, we anticipate adding a record 5,000 workstations in six geographic locations during the second half of the year,” said Kenneth Tuchman, chairman and chief executive officer. “Our demand continues to be driven by an overwhelming flight to quality as more companies shift their focus from simply reducing costs to enhancing the customer experience. This plays directly to our 25 years of experience and industry-leading delivery capabilities, and has resulted in many companies exiting their current BPO providers or their captive operations and selecting TeleTech to further their business goals.”

Tuchman continued, “Our financial results illustrate the solid execution of the TeleTech team in providing a globally integrated, high-quality front and back office solution and the success of our significant investments in new service offerings and global delivery capabilities over the past five years. Our second quarter 2007 results represent our seventh consecutive quarter of double-digit revenue growth, while increasing income from operations by 122 percent year over year, excluding this quarter’s impairment and restructuring charges. We remain committed to continued profitable growth and are confident we can meet our 2007 and 2008 financial goals.”
SECOND QUARTER 2007 BUSINESS HIGHLIGHTS
Strong Performance in the BPO Business
•	Revenue in TeleTech’s BPO business grew 16.7 percent to $324.1 million from $277.8 million in the year-ago quarter.
Solid Balance Sheet Continues to Fund Organic Growth
•	As of quarter-end, TeleTech had cash and cash equivalents of $60.1 million and a total debt to equity ratio of approximately 13 percent.

•	TeleTech generated $3.4 million of free cash flow in the second quarter compared to negative ($6.7) million in the year-ago quarter.

•	Capital expenditures were $15.5 million in the second quarter. Approximately 80 percent of this quarter’s capital expenditures were for growth related needs, which included the deployment of 1,300 new workstations, with the balance for maintenance capital.
Share Repurchase
•	TeleTech’s strong balance sheet has given the Company the flexibility to fund organic growth while also repurchasing common stock. During the second quarter, the Company repurchased $23 million of common stock and is continuing its stock repurchase program. TeleTech’s Board of Directors also approved an incremental $50 million for additional share repurchases, bringing the total amount currently authorized for future repurchases to approximately $67 million.
New Business
•	During the latter part of the second quarter, TeleTech was awarded a significant amount of new and expanded business from clients in its targeted vertical industries. As a result, the Company anticipates the deployment of a record 5,000 workstations in both our offshore markets and in the United States during the second half of 2007. This compares to approximately 4,000 new workstations that were added in the second half of 2006.
Business Outlook
•	TeleTech reaffirmed its previous full year 2007 business outlook, estimating revenue will grow approximately 15% over 2006 as it expects to achieve a $1.5 billion revenue run-rate and 10 percent operating margin, excluding unusual charges, if any, by the fourth quarter 2007.

•	For 2008, TeleTech reaffirmed its expectation that revenue will grow between 12 and 15 percent and operating margin will improve by approximately 200 basis points over 2007.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss second quarter 2007 financial results on Monday, August 6, 2007, at 4:30 p.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Monday, August 20, 2007.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: EBITDA, EBIT, Non-GAAP EPS and Free Cash Flow. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision-making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release and in our SEC filings.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. We have a 25-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. We have developed deep domain expertise and support approximately 300 business process outsourcing programs serving approximately 135 global clients in the automotive, communications, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by 50,000 employees utilizing 34,000 workstations across 88 Delivery Centers in 18 countries.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services (such as TeleTech OnDemand™); our ability to achieve our year-end 2007 and 2008 financial goals, including those set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability or the potential terms of a divestiture of this segment, which could result in an additional impairment of its long-lived assets; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; economic or political changes affecting the countries in which we operate; achieving continued profit improvement in our International BPO operations; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, the Registration Statement on Form S-3 filed on March 19, 2007 and the Annual Report on Form 10-K for the year ended December 31, 2006, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue	$329,832	$287,334	$662,364	$570,756

Operating Expenses:
Cost of services	237,760	213,777	476,065	427,079
Selling, general and administrative	49,479	48,451	101,966	95,861
Depreciation and amortization	13,380	11,971	26,634	23,768
Restructuring charges, net	262	183	262	940
Impairment losses	13,515	302	13,515	478

Total operating expenses	314,396	274,684	618,442	548,126

Income From Operations	15,436	12,650	43,922	22,630

Other income (expense)	(2,077)	(1,234)	(3,139)	(2,461)

Income Before Income Taxes and Minority Interest	13,359	11,416	40,783	20,169

(Provision) benefit for income taxes	(3,681)	1,520	(13,344)	(1,461)

Income Before Minority Interest	9,678	12,936	27,439	18,708

Minority interest	(508)	(692)	(942)	(1,076)

Net Income	$9,170	$12,244	$26,497	$17,632

Net Income Per Share:
Basic	$0.13	$0.18	$0.38	$0.26

Diluted	$0.13	$0.17	$0.36	$0.25

Income From Operations Margin	4.7%	4.4%	6.6%	4.0%
Net Income Margin	2.8%	4.3%	4.0%	3.1%
Effective Tax Rate after Minority Interest	28.6%	(14.2)%	33.5%	7.7%

Weighted Average Shares Outstanding
Basic	70,599	68,925	70,467	68,926
Diluted	72,973	69,974	72,926	70,159

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
North American BPO	$226,015	$189,930	$460,252	$369,667
International BPO	98,112	87,857	190,517	173,941
Database Marketing and Consulting	5,705	9,547	11,595	27,148

Total	$329,832	$287,334	$662,364	$570,756

Income (Loss) From Operations:
North American BPO	$27,581	$18,236	$59,970	$31,347
International BPO	5,166	(348)	5,383	(2,514)
Database Marketing and Consulting	(17,311)	(5,238)	(21,431)	(6,203)

Total	$15,436	$12,650	$43,922	$22,630

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,138	$60,484
Accounts receivable, net	239,172	237,353
Other current assets	76,202	63,307

Total current assets	375,512	361,144

Property and equipment, net	165,686	156,047
Other assets	124,167	141,525

Total assets	$665,365	$658,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$175,442	$182,015
Other long-term liabilities	72,577	107,417
Minority interest	5,181	5,877
Total stockholders’ equity	412,165	363,407

Total liabilities and stockholders’ equity	$665,365	$658,716

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of EBIT & EBITDA :

Net Income	$9,170	$12,244	$26,497	$17,632
Interest income	(492)	(519)	(885)	(687)
Interest expense	1,417	1,194	2,701	2,080
Provision (benefit) for income taxes	3,681	(1,520)	13,344	1,461

EBIT	$13,776	$11,399	$41,657	$20,486

Depreciation and amortization	13,380	11,971	26,634	23,768

EBITDA	$27,156	$23,370	$68,291	$44,254

Reconciliation of Free Cash Flow :

Cash Flow From Operating Activities:
Net income	$9,170	$12,244	$26,497	$17,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,380	11,971	26,634	23,768
Other	(3,665)	(17,036)	(2,395)	(17,501)

Net cash provided by operating activities	$18,885	$7,179	$50,736	$23,899

Total Capital Expenditures	15,514	13,894	29,020	28,466

Free Cash Flow	$3,371	$(6,715)	$21,716	$(4,567)

Reconciliation of Non-GAAP EPS :

GAAP Net Income	$9,170	$12,244	$26,497	$17,632
Add: Asset impairment and restructuring charges, net of related taxes	8,266	321	8,266	894
Less: Tax benefit from reversal of deferred tax valuation allowance	—	(5,166)	—	(5,166)

Non-GAAP Net Income	$17,436	$7,399	$34,763	$13,360

Diluted shares outstanding	72,973	69,974	72,926	70,159

Non-GAAP Net Income per Diluted Share	$0.24	$0.11	$0.48	$0.19